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                                                             Exhibit 22.1

              SUBSIDIARIES OF INTERNATIONAL JENSEN INCORPORATED

FujiCone, Inc.
     a Delaware corporation

IJI Specialty Audio, Inc.
     a California corporation

IJI-FSC
     a U.S. Virgin Islands corporation

IJI International Holdings, Inc.
     a Delaware corporation

Jensen Japan, Inc.
            an Illinois corporation

IJI European Holdings, Inc.
            a Delaware corporation

                  Entel s.r.l.
                      an Italian company

                            Arcona
                                  an Italian company

                  Entel Limited (50%)
                      a United Kingdom company

                  IJI German Holdings, Inc.
                      a German company

                      Magnat Audio Products GmbH
                            a German company

                      Mac Audio Electronic GmbH
                            a German company